Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-234330, 333-238317, 333-261443, 333-262550, 333-268002, 333-268738, 333-269083, 333-272297 and 333-272304), Registration Statements on Form S-3 (Nos. 333-211943, 333-211944, 333-230672, 333-233623, 333-248238 and 333-254744) and Registration Statements on Form S-8 (Nos. 333-147334, 333-157041, 333-164469, 333-171981, 333-180461, 333-185998, 333-194383, 333-196764, 333-203109, 333-208985, 333-211754, 333-215680, 333-218469, 333-222625, 333-236328, 333-252155, 333-264953 and 333-271053) of our report dated March 26, 2024, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. (the “Company”) as of and for the years ended December 31, 2023 and 2022, which included an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern, included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 26, 2024